EMPLOYMENT AGREEMENT


     AGREEMENT made as of the ______ day of October, 1998, by and between THE RATTLESNAKE HOLDING COMPANY, INC., a Delaware corporation (hereinafter referred to as the "Company"), having a place of business at 439 East 82nd Street, New York, New York 10028 and KENNETH BERRY, residing at
_________________________________            ___________________________________
(hereinafter referred to as the "Employee").

                                   WITNESSETH:

     In consideration of the mutual covenants herein contained, the parties hereto agree as follows.

     1. Employment. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to accept such employment, subject to the terms and conditions hereinafter set forth.

     2. Term. The term of the Employee's employment hereunder, except if earlier terminated pursuant to Section 6 hereof, shall be for a period of three (3) years from the later of (i) September 15, 1998 and (ii) thirty (30) days after the date on which the Company completes a private placement conducted for it by Commonwealth Associates (the "CWA Financing") of non-performing convertible debt or equity with proceeds to the Company, net of all fees, commissions and expenses, of at least $4,100,000. The term shall then continue from year to year thereafter unless either party gives notice to the contrary to the other party not less than 90 days prior to the commencement of any such one year extension period.

     3.  Duties.

     (a) During the continuance of this Agreement, the Employee agrees to devote his attention, full time and best efforts to the rendition of his services hereunder, which shall include such executive responsibilities as may be assigned to him from time to time by the Board of Directors of the Company, and, during the term, shall act as President and/or Chief Executive Officer and a member of the Board of Directors. Subject to the control of the Board of Directors, the Employee shall perform such executive duties as are assigned by the Chairman of the Board of Directors.

     (b) The Employee shall be entitled to make personal investments, provided that none of the same are directly or indirectly competitive with the business of the Company and further provided that any such activities do not detract from the services to be rendered by the Employee hereunder.

     4. Compensation. In consideration of all of the services to be rendered by the Employee hereunder, the Employee shall be paid, and he agrees to accept compensation as follows:

     (a) Compensation at an annual rate of Ninety Five Thousand Dollars ($95,000.00), payable at least bi-weekly in arrears less applicable withholding taxes, subject to such increases, if any, as may be approved by the Board of Directors of the Company.

     (b) A bonus of $30,000.00 (less applicable deductions) payable at the commencement of the term.

     (c) A performance bonus in accordance with the plan annexed hereto as Exhibit A.

     (d) A warrant, in the form of Exhibit B hereto, to purchase an amount of Common Stock equal to ten (10%) percent of the outstanding Common Stock of the Company after the CWA Financing at $0.25 per share, exercisable for a period of five (5) years, and a right to purchase an amount of Common Stock equal to ten (10%) of outstanding options and warrants (other than Exhibit B and a similar warrant for Shelly Frank), which warrant will vest as to one third of the number of shares covered thereby at the time of the CWA Financing and one-third (1/3) at the end of each one year period thereafter during the term.

     (e) Such other stock option grants as are determined by the Compensation Committee of the Board of Directors.

     (f) $250,000 of term life insurance (subject to the insurability of the Employee).

     5. Benefits.

     (a) The Employee shall be entitled to such benefits as may be made available by the Company to its executives, including vacations, sick leave, medical and life insurance. At the Employee's request, the Company shall reimburse the Employee for his COBRA costs in lieu of medical insurance for the period that the COBRA benefits are in effect, and thereafter the Employee shall be covered under the Company's medical insurance plan (or if there is none, by a suitable separate family medical insurance policy).

     (b) Except as hereinafter provided in Section 6 hereof, the Company shall pay the Employee, for any period during which he is unable fully to perform his duties because of physical or mental disability or incapacity, an amount equal to the compensation due him for such period less the aggregate amount of all income disability benefits which he may receive or to which he may be entitled under or by reason of (i) any group health or accident insurance plan of the Company; (ii) any applicable compulsory State disability law; (iii) the Federal Social Security Act; and (iv) any applicable workmen's compensation law or similar law.

     (c) The employee shall be entitled to reimbursement for expenses reasonably and necessarily incurred by him in the course of his duties, upon accounting therefor.

     (d) The Company will use its best efforts to obtain and retain $10 million of officer/director liability insurance.

     6. Termination.

     (a) The term of this  Agreement may be ended prior to the date specified in
Section 2, under the following conditions:

     (i) Upon the death of the Employee;

     (ii) Upon notice to the Employee of any act of fraud, embezzlement, misappropriation or gross failure to perform duties;

     (iii) Thirty (30) days after notice to the Employee of his breach of his duties hereunder (other than as set forth in (ii) above), unless such breach is fully remedied before the end of such thirty (30) day period; and

     (iv) If the Employee shall be both absent for a period of at least 90 days continuously or a total of 90 days within any 180 day period, and shall be so mentally or physically incapacitated or disabled as to be unable to perform his duties hereunder during such period and at the time of termination.

     (b) Upon any termination of this Agreement under Section 6(a), the Company shall not be obligated to pay any compensation or expenses or provide other benefits other than those accrued to the date of termination, and the Employee shall cease to hold all positions in the Company, and such termination shall constitute a voluntary resignation by the Employee of each office and directorship then held by him, and the Employee shall, if requested and if able, deliver to the Company confirmatory written resignations. The Employee shall also deliver to the Company all property of the Company which may then be in the Employee's possession.

     7. Non-Disclosure of Confidential Information. The Employee acknowledges that it is the policy of the Company to maintain as secret and confidential all information relating to its products, services and operations and the identity of suppliers, franchisees and customers (the "Confidential Information"), and the Employee further acknowledges that the Confidential Information is of substantial value to the Company. Accordingly, the Employee agrees that he will not, during or after the termination of this Agreement, disclose or use any Confidential Information other than in connection with the business of the Company.

     8. Non-Solicitation. The Employee agrees that for a period of two (2) years after termination of this Agreement, for any reason, he will not

     (a) solicit a business relationship with persons who are franchisees or customers of the Company on the date of termination which is directly or indirectly competitive with the business relationship of the Company with such persons, and

     (b) solicit the services of persons who are employees of the Company on the date of termination, or who were employed by the Company at any time within the period of one year prior to such termination.

     9. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and shall be deemed given when delivered to a party or on the first attempted date of delivery after the same is mailed to a party, certified mail, return receipt requested, to the addresses set forth herein or such other address of which notice is given in accordance herewith.

     10. Modification and Waiver. This Agreement may not be changed or terminated orally but only in a writing signed by the parties hereto, and no waiver of a breach of any provision hereof shall be effective unless in writing signed by the party against whom enforcement is sought. No such waiver shall operate or be construed as a waiver of any subsequent breach of such provisions.

     11. Applicable Law. This Agreement shall be subject to and governed by the laws of the State of New York.

     12. Remedies. The Company, in addition to any other remedy or remedies to which it may be entitled, shall be entitled to obtain injunctive relief against any breach or threatened breach by the Employee of the provisions of Sections 7, 8 and 9 hereof. In the event of a dispute hereunder, the party prevailing shall be entitled to recover his or its reasonable expenses, including counsel fees, from the party not prevailing.

     13. Representation of Employee. The Employee hereby represents and warrants that the Employee is not bound by any contract, agreement, court order or decision which conflicts in any manner with the duties to be performed by the Employee hereunder or which would limit, in any respect, the right of the Employee to use any of the Employee's knowledge or experience in the performance of the Employee's duties hereunder.

     14. Captions. The underlined captions set forth herein are descriptive only, and shall not be deemed to be a part of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            THE RATTLESNAKE HOLDING
                                               COMPANY, INC.


                                           By________________________________
                                                    Authorized Signature


                                             /s/Kenneth Berry
                                             -----------------------------------
                                             KENNETH BERRY, Individually

                                    EXHIBIT A

                           Performance Incentive Plan

-----------------------------------------------------------------------------

     Annual incentive based on 3 measures: The excess over target of New Stores open, Sales and Pre-Tax Income (000s omitted).


                           FY1          FY2           FY3                  FY4                   FY5

New Stores Open:
         Target            1            2             3                    6                     9
         Optimum           2            3             5                    8                     10

Revenue:
         Target          $2,000       $4,000        $6,000               $10,000              $25,000
         Optimum          3,000        5,500         7,500                15,000               32,000

Pre-tax Income:
         Target         $  -0-       $   200       $   400              $    600             $  1,500
         Optimum            100          350           600                 1,200                2,500

     Formula: For each store open in excess of Target but less than Optimum, $7,500 would go into the Performance Incentive Pool. Stores open in excess of Optimum would have $10,000 credited to the Pool. For Revenue in excess of Target but less than Optimum 1% goes into pool, and Revenue in excess of Optimum 1.5%. For Pre-tax Income between Target and Optimum, the bonus credit would be 2%, and 3% for Pre-tax Income in excess of Optimum. Pre-tax Income is calculated before the bonus amount and thus is not the reported Pre-tax Income. Each category of the bonus calculation stands on it's own and is not dependant on meeting the Target level in another category for bonus to accrue. The amount in the bonus pool can be distributed to management above the store operating level including the Chairman, in whole or in part, at the sole discretion of the Chairman. The Chairman will have total discretion over the amount of the bonus pool he takes for himself as well as, if the bonus will be awarded in cash, stock or a combination of both. A store level bonus plan will also be implemented. In addition, the Board of Directors may provide a discretionary cash and/or stock bonus to any/all senior manager as/when it deems appropriate, if and only if approved by the Chairman.

Exhibit B                                                     Form of Warrant

                                     WARRANT
                            TO PURCHASE COMMON STOCK
                                       OF
                      THE RATTLESNAKE HOLDING COMPANY, INC.


     THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE STATUTES. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH DISPOSITION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE SECURITIES MAY BE SO DISPOSED OF WITHOUT BEING REGISTERED.

                       Warrant to Purchase Certain Shares
                                 of Common Stock

     A. This is to Certify that, FOR VALUE RECEIVED, Kenneth Berry ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from THE RATTLESNAKE HOLDING COMPANY, INC., a Delaware corporation (the "Company") certain fully paid, validly issued, and non-assessable shares of Common Stock, par value $.001 per share, of the Company ("Common Stock"), as set forth below in this paragraph, at any time or from time to time during the period from ______________, 199__ until 5:00 p.m. New York City time on __________________,
200__ (the "Termination Date") at an exercise price of $0.25 per share. The number of shares which may be purchased is equal to ten (10%) percent of the Common Stock outstanding on the date hereof, and which would be outstanding if all convertible securities outstanding on the date hereof were converted into Common Stock on the date hereof The number of shares of Common Stock to be received upon the exercise of this portion of this Warrant and the price to be paid for each share of Common Stock underlying this portion of this Warrant may be adjusted from time to time as hereinafter set forth. The above is referred to as the "A Portion".

     B. In addition, the Holder shall be entitled, during the term of this Warrant, as set forth above, to purchase a number of shares of Common stock equal to ten (10%) of the Common Stock or other securities which may be purchased by persons other than the Holder and Shelly Frank under all options and warrants issued by the Company which are in effect on the date hereof, to the extent such shares are purchased during the term of this Warrant, as set forth above. The exercise price shall be equal to the price per share paid by the person exercising such option or warrant. The exercise may take place after the exercise of such option or warrant and prior to termination of this Warrant. The above is referred to as the "B Portion".

     The shares of Common Stock deliverable upon exercise of this Warrant, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." The right of exercise will vest immediately as to one-third of the shares purchasable hereunder, and additional one third vesting shall take place at each of the first and second anniversary of the date hereof, provided the Holder is then employed by the Company.

     (a) EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time on or after issuance, as set forth above and until the Termination Date; provided, however, that if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or, at the Company's option, at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be physically delivered to the Holder.

     (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

     (c) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

     (1) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

     (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and lowest asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

     (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable and transferable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or, at the Company's option, at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

     (f) ADJUSTMENT. The Warrant Shares and Exercise Price of the A Portion shall be subject to adjustment from time to time as follows (this provision shall not apply to the B Portion, which shall reflect any adjustments in the referenced options and warrants):

     (1) If the Company shall (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Warrant Shares and Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination, or reclassification shall be proportionately adjusted so that the holder of this Warrant exercised after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had this Warrant been exercised immediately prior to such date. Successive adjustments in the Warrant Shares and Exercise Price shall be made whenever any event specified above shall occur.

     (2) In case of any consolidation with or merger of the Company with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Company as an entity or substantially as an entity, this Warrant shall after the date of such consolidation, merger, sale, lease or conveyance be exercisable for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon exercise of this Warrant would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant.

     (3) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least two cents ($.02) in such price; provided, however, that any adjustments which by reason of this Subsection (3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section
(f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Warrants).

     (4) In the event that at any time, as a result of an adjustment made pursuant to this Section (f), the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section (f).

     (5) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrant Certificates theretofore or thereafter issued upon exchange, transfer, assignment, loss of certificate or upon exercise in part may continue to express the same price and number and kind of shares as were stated in the Warrant Certificates when the same were originally issued.

     (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with the stock transfer agent responsible for this Warrant, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

     (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to all of the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least ten days prior the date specified in (A) or (B) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (A) a record is to be taken for the purpose of such dividend, distribution or rights, or (B) such reorganization, reclassification, consolidation, merger, sale, lease or transfer, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease or transfer, dissolution, liquidation or winding up.

     (i) REGISTRATION RIGHTS. The Holder and the Company are also parties to an Investor Rights Agreement dated ___________________ 1998.

     (j) AMENDMENT; WAIVER OF PROVISIONS. This Warrant may not be amended by or compliance with any provision hereof waived without the written consent of holders of the majority of the Warrants and/or Warrant Shares.

                                                THE RATTLESNAKE HOLDING
                                                     COMPANY, INC.


                                              By:________________________
                                                                President

                RE: THE RATTLESNAKE HOLDING COMPANY, INC. WARRANT

                                  PURCHASE FORM

                                             Dated __________________________

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______________________________________________________
shares of Common Stock and hereby makes and delivers payment of ____________________________________ in payment of the actual exercise price thereof.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name _________________________________________________________________________
                  (Please typewrite or print in block letters)

Address ______________________________________________________________________


          Signature_________________________________________________


                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, ________________________________ hereby sells, assigns and transfers unto


Name   _______________________________________________________________________
                  (Please typewrite or print in block letters)

Address ______________________________________________________________________

the right to purchase Common Stock represented by this Warrant to the extent of_______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________________________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


Date __________________    Signature ___________________________________________